Ex.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” in each Statement of Additional Information included in Post-Effective Amendment No. 277 to the Registration Statement (Form N-1A, No. 811-09819) of State Street Institutional Investment Trust.

We also consent to the incorporation by reference of our reports, dated February 26, 2021, with respect to the financial statements of State Street Aggregate Bond Index Fund, State Street Aggregate Bond Index Portfolio, State Street Emerging Markets Equity Index Fund, State Street Equity 500 Index Fund, State Street Equity 500 Index II Portfolio, State Street Global All Cap Equity ex-U.S. Index Fund, State Street Global All Cap Equity ex-U.S. Index Portfolio, State Street Hedged International Developed Equity Index Fund, State Street Institutional Liquid Reserves Fund, State Street Institutional Treasury Money Market Fund, State Street Institutional Treasury Plus Money Market Fund, State Street Institutional U.S. Government Money Market Fund, State Street Small/Mid Cap Equity Index Fund, State Street Small/Mid Cap Equity Index Portfolio, State Street Target Retirement Fund, State Street Target Retirement 2020 Fund, State Street Target Retirement 2025 Fund, State Street Target Retirement 2030 Fund, State Street Target Retirement 2035 Fund, State Street Target Retirement 2040 Fund, State Street Target Retirement 2045 Fund, State Street Target Retirement 2050 Fund, State Street Target Retirement 2055 Fund, State Street Target Retirement 2060 Fund, State Street Target Retirement 2065 Fund, State Street Defensive Global Equity Fund, State Street International Value Spotlight Fund, State Street Treasury Obligations Money Market Fund, State Street China Equity Select Fund and State Street ESG Liquid Reserves Fund, included in the Annual Shareholder Report of State Street Institutional Investment Trust for the year or period ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 28, 2021